Exhibit 23.4


                CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 20, 1998, except for Note 10 as to which the date is July 25, 1998, with respect to the consolidated financial statements of Frame-n-Lens Optical, Inc., for the year ended December 28, 1997, included in the Registration Statement (Form S-4) and related Prospectus of Vista Eyecare,Inc., for the registration of $125,000,000 of 12 3/4% Senior Notes due 2005, Series B.


                                         /s/ Ernst & Young LLP

                                          Ernst & Young LLP


Los Angeles, California
February 2, 1999